Exhibit 99.1

BankAtlantic Receives Regulatory Approval for the Sale

Of its 19 Tampa Branches to PNC Bank

FORT LAUDERDALE, Florida – April 18, 2011 – BankAtlantic Bancorp, Inc. (NYSE: BBX), the parent company of BankAtlantic, today announced the Office of Thrift Supervision (the “OTS”), their primary regulator, has approved BankAtlantic’s sale of its Tampa – St. Petersburg franchise to PNC Bank, N.A., part of the PNC Financial Services Group Inc. (NYSE: PNC).

As previously disclosed, BankAtlantic agreed to sell its 19 branches and 2 related facilities in the Tampa – St. Petersburg area and the associated deposits to PNC. PNC previously received regulatory approval for its purchase of the Tampa – St. Petersburg franchise. The transaction, which remains subject to the terms and conditions of the acquisition agreement and regulatory requirements, is anticipated to close during the first week of June 2011.

“We are pleased to announce that both BankAtlantic and PNC have received the required regulatory approvals in support of this transaction,” commented Alan B. Levan, BankAtlantic Bancorp’s Chairman and Chief Executive Officer. “The sale of the Tampa locations will allow BankAtlantic to focus its efforts on its primary footprint, its 79 branches in Southeast Florida. Once completed, we anticipate recording a net gain on this transaction which, combined with the reduction in assets from the sale and based on current deposit levels and financial statements, is estimated to add over 130 basis points to our regulatory capital ratios.”

The 19 affected branches will operate normally through completion of the transaction. Customer ATM cards, checks and accounts will function as usual. Customers of these branches need not take any action at this time. They will be contacted by PNC prior to the branch transfer.

About BankAtlantic Bancorp:

BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.

About BankAtlantic: BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. BankAtlantic was rated as having the “Highest in Customer Satisfaction in Florida for Retail Banking” based on the J.D. Power and Associates 2010 Retail Banking Satisfaction Study™. Via its broad network of community branches and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week and offers extended weekday hours, Online Banking & Bill Pay, a 7-Day Customer Service Center, Change Exchange coin counters, as well as retail and business checking accounts. Member FDIC.

For further information, please visit our websites:

www.BankAtlanticBancorp.com

www.BankAtlantic.com

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BankAtlantic Bancorp Contact Info:

Leo Hinkley, Investor and Media Relations Officer

Telephone: (954) 940-5300

Email: InvestorRelations@BankAtlanticBancorp.com

BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:

Media Relations:

Sharon Lyn, Vice President

Telephone: 954-940-6383, Fax: 954-940-5320

Email: CorpComm@BankAtlanticBancorp.com

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Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, that the sale of our Tampa branch operations will not be consummated pursuant to its terms, at the time anticipated or at all. Reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive. Further, BankAtlantic received the highest numerical score among retail banks in Florida in the proprietary J.D. Power and Associates 2010 Retail Banking Satisfaction StudySM. Study based on 47,673 total responses measuring 9 providers in Florida and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed in January 2010. Your experiences may vary. Visit jdpower.com.